Media Contact: Jodi Guilbault MIPS Technologies, Inc. +1 650 567-5035 jodi@mips.com	Investor Contact: Mark Tyndall MIPS Technologies, Inc. +1 650 567-5100 ir@mips.com

 MIPS Technologies Reports First Quarter Fiscal 2008 Financial Results

MOUNTAIN VIEW, Calif. – November 8, 2007– MIPS Technologies, Inc. (NASDAQ: MIPS), a leading provider of industry-standard architectures, processor cores and analog IP for digital consumer, home networking, wireless, communications and business applications, today reported consolidated financial results for the quarter ending September 30, 2007.  First quarter results include financials from Chipidea Microelectronica, S.A. (Chipidea) following the completion of the acquisition on August 27, 2007.

Revenue for the first quarter was $22.3 million, a decrease of 6 percent over the prior quarter revenue of $23.7 million, and an increase of 14 percent from the $19.6 million reported in the first fiscal quarter a year ago.

Revenue from royalties was $10.5 million, a decrease of 7 percent from the $11.3 million reported in the prior quarter and a decrease of 6 percent from the $11.2 million reported in the first quarter a year ago. Contract revenue was $11.8 million, a decrease of 5 percent from the $12.4 million reported in the prior quarter and an increase of 42 percent from the $8.3 million reported in the first quarter a year ago.

Net loss in the first quarter of fiscal 2008 on a generally accepted accounting principles (GAAP) basis was $7.2 million which includes a write-off of $5.4M for the in-process R&D charge related to the Chipidea acquisition, compared to net income of $2.3 million in the prior quarter and $2.3 million in the first quarter a year ago.  GAAP net loss per share on a basic and diluted basis in the first quarter of 2008 was $0.16, compared with GAAP net income per diluted share of $0.05 in the prior quarter and $0.05 in the first quarter a year ago.

Non-GAAP net income in the first quarter of fiscal 2008, which excludes the effect of equity based compensation expense and certain costs and expenses related to the acquisition of Chipidea, was $3.8 million or $0.08 per diluted share, compared with $4.0 million or $0.09 per diluted share in the prior quarter and $4.4 million or $0.10 per diluted share in the first quarter a year ago.  A reconciliation of non-GAAP adjustments is summarized in the tables below.

“The acquisition of Chipidea during Q1was perhaps the company’s most significant event during its nearly 10-year history” said John Bourgoin, president and CEO of MIPS Technologies.  “Analog products are increasingly becoming critical in the decision process for our customers, often determining whether a company is able to migrate to a higher performance or lower cost technology, and Chipidea is the undisputed world leader in analog IP.  We expect this acquisition to lead to greater growth for MIPS Technologies, and anticipate that it will augment our earnings during the fiscal year.

“Our processor business revenue, despite one of our best September quarters in history, was short of our expectations as previously announced.  Our high-performance product base, with the 1GHz MIPS32® 74K™ processor and our multi-threading product line, are the most competitive in the industry. And just this week, we announced an agreement with Microchip Technology, the leader in the 8- and16-bit microcontroller market, which now positions the MIPS architecture strongly in the low cost 32-bit microcontroller segment.”

MIPS Technologies invites you to listen to management’s discussion of Q1 results and Q2 guidance in a live conference call today beginning at 1:45 p.m. Pacific time.  The conference call number is 1-203-844-7000 and the replay number is 1-203-369-1303 which will be available for seven days, following the conference call.  The access code for both numbers is MIPS.  An audio replay of the conference will be posted on the company’s website (www.mips.com) soon thereafter.

Q1 FY 2008 News Highlights:
From its founding more than 20 years ago, the MIPS® architecture has represented innovation and performance. Today, MIPS Technologies and its licensees continue to lead in system performance and innovative solutions for established and emerging markets—especially in the digital living room and connected home. With multiple design teams actively developing the architecture, more than 900 MIPS-Based™ implementations throughout the world, and a vibrant ecosystem of third-party tools and software, MIPS continues to be at the core of the user experience.

Following are selected press release headlines from MIPS Technologies, and the company's licensees, systems vendors and third party providers:

Processor Business Group Highlights:
•	Infineon Licenses MIPS Next-Generation MIPS32® 74K™ Core
•	MIPS Technologies Acquires World's Leading Analog Intellectual Property Company
•	Hong Kong Applied Science and Technology Research Institute (ASTRI) Selects MIPS32® M4K® Core for Next-Generation Video Processing
•	Genesis Microchip Licenses MIPS® Cores to Power Next-Generation Flat-Panel Display Solutions
•	Teradici Licenses MIPS Technologies' Most Popular Embedded Processor for Innovative TERA Chipset in Datacenter-Based Computing
•	Shanghai's Opulan Technologies Extends Commitment to MIPS-Based™ SoC Design with Hard Core License
•	MIPS32® 24KE™ Core Designed Into VDSL2 Residential Gateway from Ikanos
•	PowerLayer Microsystems Licenses MIPS32® 24KE™ Core for Next-Generation DTV Designs in Growing China Market

Analog Business Group Highlights:
•	Cadence Selects Chipidea's USB 2.0 IP For Its SoC Functional Verification Kit
•	Chipidea’s Flexible Mixed-Signal IP Platform Architecture Provides Unprecedented Analog Integration
•	Chipidea Delivers First TSMC Qualified USB High-Speed PHY IP on 65nm General Process (GP) Technology

Customer and Partner Announcements:
•	Broadcom Announces Industry's Most Advanced 65 Nanometer Solution for Next Generation Cable, Satellite and IP Set-Top Boxes
•	PMC-Sierra's New MIPS-Based™ Multi-Service Processors Optimize Power and Performance for Network and Storage Applications
•	FS2 and Tektronix Introduce FPGAView™ Software for Tektronix MSO4000 Mixed Signal Oscilloscopes
•	Cavium Networks Introduces MIPS-Based™ OCTEON Plus-based Accelerators for Appliance, Blade Server and Storage Systems
•	Wind River Supports Raza Microelectronics, Inc. Multi-Core, Multi-Thread Processor Solutions
•	Broadcom Extends Leadership in Networking Silicon Market with Industry's First MIPS-Based™ 65 Nanometer Gigabit Ethernet Switches
•	CSR boosts Actions Semiconductor's MIPS-Based™ MP3 design with wireless connectivity

About MIPS Technologies, Inc.
MIPS Technologies, Inc. (NASDAQ: MIPS) is a leading provider of industry-standard processor architectures and cores for digital consumer, networking, personal entertainment, communications and business applications. The company drives the broadest architectural alliance that delivers 32- and 64-bit embedded RISC solutions to the embedded market, and in combination with its licensees, offers the widest range of robust, scalable processors in standard, custom, semi-custom and application-specific products worldwide.  MIPS Technologies currently owns more than 400 patent properties (patents and applications) worldwide and licenses its intellectual property to today’s leading semiconductor companies, ASIC developers and system OEMs.

Today, MIPS-Based™ designs are integrated in millions of products around the world, including broadband devices from Linksys, digital cameras from Canon, DTVs and entertainment systems from Sony, DVD Recordable devices from Pioneer, digital set-top boxes from Motorola, network routers from Cisco and laser printers from Hewlett- Packard. Founded in 1998, MIPS Technologies is based in Mountain View, California, with offices worldwide. For more information, please contact (650) 567-5000 or visit http://www.mips.com.

Forward Looking Statements
This press release contains forward-looking statements; such statements are indicated by forward looking language such as “plans”, “anticipates”, “expects”, “will”, and other words or phrases contemplating future activities including statements regarding MIPS Technologies’ expectations regarding customers’ use of MIPS’ products.  These forward looking statements include MIPS’ expectation regarding the anticipated growth in our business and earnings from the Chipidea acquisition. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a number of different risks and uncertainties, including but not limited to: the fact that there can be no assurance that our products will achieve market acceptance, difficulties that may be encountered in the integration of the Chipidea business,  changes in our research and development expenses, the anticipated benefits of our partnering relationships may be more difficult to achieve than expected, the timing of or delays in customer orders, delays in the design process, the length of MIPS Technologies’ sales cycle, MIPS Technologies’ ability to develop, introduce and market new products and product enhancements, and the level of demand for semiconductors and end-user products that incorporate semiconductors. For a further discussion of risk factors affecting our business, we refer you to the risk factors section in the documents we file from time to time with the Securities and Exchange Commission.

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MIPS TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2007	June 30, 2007
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$17,586	$119,039
Short-term investments	-	25,845
Accounts receivable, net	21,762	5,212
Prepaid expenses and other current assets	18,596	2,472
Total current assets	57,944	152,568
Equipment, furniture and property, net	15,636	5,781
Goodwill	112,357	565
Other assets	68,632	15,948
	$254,569	$174,862
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,767	$503
Accrued liabilities	51,832	16,118
Debt – short term	24,028	-
Deferred revenue	4,670	2,633
Total current liabilities	84,297	19,254
Long-term liabilities	18,836	5,726
Stockholders’ equity	151,436	149,882
	$254,569	$174,862

MIPS TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended September 30,
	2007	2006
Revenue:
Royalties	$10,519	$11,207
Contract Revenue	$11,792	8,343
Total revenue	22,311	19,550
Costs and expenses:
Costs of contract revenue	3,324	337
Research and development	9,013	7,774
Sales and marketing	5,586	4,871
General and administrative	7,009	4,311
Acquired in-process research and development	5,440	-
Total costs and expenses	30,372	17,293
Operating income (loss)	(8,061)	2,257
Other income, net	494	1,429
Income (loss) before income taxes	(7,567)	3,686
Provision (benefit) for income taxes	(413)	1,363
Net income (loss)	$(7,154)	$2,323
Net income (loss) per basic share	$(0.16)	$0.05
Net income (loss) per diluted share	$(0.16)	$0.05
Common shares outstanding-basic	43,766	43,461
Common shares outstanding-diluted	43,766	45,101

MIPS TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME and NET INCOME PER SHARE

(In thousands, except per share data)

(unaudited)

		Three Months Ended September 30, 2007	Three Months Ended June 30, 2007	Three Months Ended September 30, 2006
	GAAP net income (loss)	$(7,154)	$2,335	$2,323
	Net income (loss) per basic share	$(0.16)	$0.05	$0.05
	Net income (loss) per diluted share	$(0.16)	$0.05	$0.05
(a)	Equity-based compensation expense under SFAS 123R	$2,391	$1,619	$2,063
(b)	Amortization of intangibles	970	-	-
(c)	Acquisition related cost	1,319	-	-
(d)	Integration cost	839	-	-
(e)	Acquired in-process research and development	5,440	-	-
	Non-GAAP net income	$3,805	$3,954	$4,386
	Non-GAAP net income per basic share	$0.09	$0.09	$0.10
	Non-GAAP net income per diluted share	$0.08	$0.09	$0.10
	Common shares outstanding – basic	43,766	43,535	43,461
	Common shares outstanding - diluted	46,723	46,374	45,101

These adjustments reconcile the Company’s GAAP results of operations to the reported non-GAAP results of operations.  The Company believes that presentation of net income and net income per share excluding non-cash equity-based compensation, amortization of intangible assets, acquired in- process research and development, integration and acquisition expenses in connections with the acquisition of Chipidea Microelectronica provide meaningful supplemental information to investors, as well as management that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods.  The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

(a)
Non-cash equity-based compensation expense related to the Company’s adoption of SFAS No. 123 revised (123R) beginning July 1, 2005. For the first fiscal quarter ending September, 2007, $2.4 million of equity-based compensation was allocated as follows: $833,000 to research and development, $662,000 to sales and marketing and $896,000 to general and administrative. For the fourth fiscal quarter ending June 30, 2007, $1.6 million of equity-based compensation expense was allocated as follows:  $539,000 to research and development, $508,000 to sales and marketing and $572,000 to general and administrative.  For the first quarter of fiscal 2007 ending September 30, 2006, $2.1 million equity-based compensation expense was allocated as follows:  $789,000 to research and development, $566,000 to sales and marketing and $708,000 to general and administrative.  Management believes that it is useful to investors to understand how the expenses associated with the adoption of SFAS 123R are reflected in net income.

(b)
This adjustment reflects the non-cash expense related to the amortization of intangibles acquired in connection with the acquisition of Chipidea included in operating expenses. For the quarter ending September, 2007, $970,000 of amortization expense related to these intangible assets was allocated as follows:  $834,000 to cost of sales and $136,000 to sales and marketing. Management believes that excluding this charge facilitates comparisons to MIPS’ core operating results because the expense for the amortization of intangibles is not indicative of core operational performance and the amount of such charges varies significantly based on the size and timing of our acquisitions and the maturity of the business being acquired.

(c)
This adjustment reflects the expense related to the amortization of $648,000 of an amount held in escrow and payable to the founders of Chipidea in connection with the acquisition of Chipidea, and legal expense of $335,000 related to legal fees incurred in association with certain financing activities.  These expenses were both  included in operating expenses.  This adjustment also includes $337,000 in loan origination fees recorded under other income and expense.  Management believes that excluding these charges facilitates comparisons to MIPS’ core operating results during periods when there was no escrow amortization or financing activities.

(d)
This adjustment reflects integration expense related to the acquisition of Chipidea recorded in accounting and legal expense.  Management believes that excluding this charge facilitates comparisons to MIPS’ core operating results during periods when there were no acquisitions.

(e)
The charge of $5.4 million for acquired in-process research and development expense related to the acquisition of Chipidea.  Management believes that excluding this charge facilitates comparisons to MIPS’ core operating results during periods when there were no acquisitions.